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                              DEWEY BALLANTINE LLP

                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                TELEPHONE (212) 259-8000 FACSIMILE (212) 259-6333




                                    February 26, 1999


Copelco Capital Funding LLC 99-1
700 East Gate Drive
Mount Laurel, New Jersey 08054-5400

                                    Re:   Copelco Capital Funding LLC 99-1
                                          Registration Statement on Form S-1
                                          (File No. 333-69983)

Ladies and Gentlemen:


            We have acted as special counsel for Copelco Capital Funding LLC 99-1, a Delaware limited liability company (the "Issuer") in connection with the preparation and filing of the above-referenced registration statement on Form S-1 ( the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in respect of the Copelco Capital Funding 99-1 Class A-1 Lease-Backed Notes, Series 1999-A, Class A-2 Lease-Backed Notes, Series 1999-A, Class A-3 Lease-Backed Notes, Series 1999-A, Class A-4 Lease-Backed Notes, Series 1999-A, Class A-5 Lease-Backed Notes, Series 1999-A, Class B Lease-Backed Notes, Series 1999-A, Class C Lease-Backed Notes, Series 1999-A, and Class D Lease-Backed Notes Series 1999-A (collectively, the "Notes").


            Our advice formed the basis for the description of federal income tax consequences appearing under the heading "Material Federal Income Tax Considerations" in the prospectus contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax consequences of an investment in the Notes but with respect to those tax consequences which are discussed, it is our opinion that the description is accurate.

            In addition, assuming (i) the Indenture dated as of March 1, 1999 among Copelco Capital Funding LLC 99-1, Copelco Capital, Inc. and Manufacturers and Traders Trust Company is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, and (ii) the transaction described in the prospectus is completed on substantially the terms and conditions set forth therein, it is our opinion that the Notes will be characterized as indebtedness for federal income tax purposes.
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            We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this opinion, we do not concede that we are experts within the meaning of the Act or the rules and regulations therewith, or that this consent is required by Section 7 of the Act.



                                    Very truly yours,

                                    DEWEY BALLANTINE LLP